EXHIBIT 10.1

       Summary Description of Oral Arrangement with M. Alex White
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On May 20, 2005, Coast Financial Holdings, Inc., a Florida corporation
(the "Company"), entered into an oral arrangement with M. Alex White, a member of the Company's Board of Directors, to provide to him as consideration for serving on the Board of Directors an option to purchase 5,000 Common Shares, par value $5.00 per share, of the Company for an exercise price of $17.95 per share (which was the closing price of the Common Shares on the Nasdaq SmallCap Market on May 20, 2005) as well as the same contractual indemnification as may be provided to any other director of the Company. Mr. White's option will be granted pursuant to the Company's Amended and Restated 2003 Stock Option Plan, and such option will be governed by such plan and the form of Incentive Stock Option Agreement applicable thereto, both of which have previously been filed with the Securities and Exchange Commission and are incorporated herein by reference.